                                                      Registration No. 333-47407


                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549
                                -----------------

                         POST-EFFECTIVE AMENDMENT NO. 2
                                       TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933



                            United Retail Group, Inc.
             -----------------------------------------------------
             (Exact name of registrant as specified in its charter)


                                    Delaware
         --------------------------------------------------------------
         (State or other jurisdiction of incorporation or organization)


                                   51-0303670
                      -----------------------------------
                      (I.R.S. employer identification no.)

           365 West Passaic Street, Rochelle Park, New Jersey      07662
           --------------------------------------------------    ---------
               (Address of principal executive offices)          (Zip code)

               United Retail Group Restated 1996 Stock Option Plan
                            1991 Performance Options
                      Restated 1989 Performance Option Plan
               ---------------------------------------------------
                            (Full title of the plan)

                                George R. Remeta
                             365 West Passaic Street
                         Rochelle Park, New Jersey 07662
                     ---------------------------------------
                     (Name and address of agent for service)

                                 (201) 909-2110
           -----------------------------------------------------------
           Telephone number, including area code, of agent for service

                                1,677,625 Shares

                            UNITED RETAIL GROUP, INC.

                                  Common Stock
                           (par value $.001 per share)

                             -----------------------


         The 1,677,625 shares of Common Stock offered hereby are being sold by the Selling Stockholders and are presently outstanding or issuable upon the exercise of employee stock options under United Retail Group, Inc.'s Restated 1989 Performance Option Plan, 1991 Performance Options and Restated 1996 Stock Option Plan. See "Selling Stockholders". The Company will not receive any of the proceeds from the sale of the shares offered hereby.

         The Common Stock is quoted on the NASDAQ National Market System under the symbol "URGI".

         See "Risk Factors" commencing at page 3 for certain conditions relevant to an investment in the Common Stock.









                             -----------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                             -----------------------

                   The date of this Prospectus is June 2, 1999

                                                                          (over)

                         -------------------------------

                              AVAILABLE INFORMATION


         The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). The public may read and copy any materials that the Company filed with the Commission at the Commission's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of such material can also be obtained from the Public Reference Section of the Commission. The public may obtain information on the operation of the Commission's Public Reference Room by calling the Commission at 1-800-SEC-0330. Such reports, proxy statements and other information concerning the Company also may be inspected at the offices of the NASDAQ National Market System, 1735 K Street, N.W., Washington, D.C. 20006, on which the Common Stock of the Company is listed. The Commission maintains an Internet site that contains reports, proxy statements and other information regarding the Company filed electronically with the Commission. The domain name of the Commission's Internet site is http://www.sec.gov.

                         ------------------------------

                           INCORPORATION BY REFERENCE

                  Certain reports, proxy statements and other information filed by the Company and the Selling Stockholders with the Commission have been incorporated by reference in this Prospectus but are not being delivered herewith. The Company hereby undertakes to provide without charge to each person, including any beneficial owner, to whom this Prospectus is delivered, upon written or oral request, a copy of any and all of the information that has been incorporated by reference in this Prospectus. Requests for a copy of such information should be directed to the Company's Senior Vice President- General Counsel, 365 West Passaic Street, Rochelle Park, New Jersey 07662 (Telephone No.
(201) 909-2200), (e-mail kcarroll@Unitedretail.com).

                         -------------------------------

         No person has been authorized to give any information or to make any representations other than those contained in this Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized. This Prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities to which it relates or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this Prospectus nor any sale hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof or that the information contained or incorporated by reference herein is correct as of any time subsequent to its date.

                                  RISK FACTORS

Competition

         All aspects of the women's retail apparel business are highly competitive. Many of the competitors are units of large national chains that have substantially greater resources than the Company. Management believes that its principal competitors include all major national and regional department stores, specialty retailers (including Lane Bryant, Inc., which is a subsidiary of The Limited, Inc., and which management believes is the largest specialty retailer of large-size women's apparel), discount stores, mail order companies, television shopping channels and interactive electronic media. Management believes its merchandise selection, prices, consistency of merchandise quality and fit, and appealing shopping experience emphasizing strong merchandise presentations, together with its experienced management team, management information systems and logistics capabilities, enable it to compete in the marketplace.

External Influences

         Future results could differ materially from those currently anticipated by the Company due to unforeseeable problems that might arise and possible (i) miscalculation of fashion trends, (ii) shifting shopping patterns, both within the specialty store sector and in other channels of distribution, (iii) extreme or unseasonable weather conditions, (iv) disruptions in the telecommunications, banking, credit card, transportation, utilities and apparel manufacturing industries in the United States and abroad caused by the inability of their computerized systems and embedded technology to accommodate dates after 1999,
(v) economic downturns, weakness in overall consumer demand, and variations in the demand for women's fashion apparel, (vi) imposition by vendors, or their third-party factors, of more onerous payment terms for domestic merchandise purchases, (vii) acceleration in the rate of business failures and inventory liquidations in the specialty store sector of the women's apparel industry, and
(viii) disruptions in the sourcing of merchandise abroad, including (a) political instability and economic distress in South Asia, (b) China's claims to sovereignty over Taiwan, (c) North Korea's claims to sovereignty over South Korea, (d) exchange rate fluctuations, (e) trade sanctions or restrictions, (f) changes in quota and duty regulations, (g) delays in shipping, (h) increased costs of transportation or (i) disruptions in government services in the United States and abroad caused by the inability of computerized systems and embedded technology to accommodate dates after 1999, including delays in the issuance by the United States Customs Service of clearances on imported merchandise.

Dependence on Key Executive

         The Company believes that it has benefited substantially from the leadership of Raphael Benaroya, the Chairman of the Board, President and Chief Executive Officer of the Company. The Company believes that the loss of his services could have an adverse effect on the Company. Mr. Benaroya has an Employment Agreement with the Company, dated November 20, 1998, that expires on August 3, 2003. See "Incorporation of Certain Information by Reference."




                                                                          (over)
                                       3

Impact of Certain Registration Rights

         The Company is a party to the Restated Stockholders' Agreement, dated December 23, 1992, as amended, among the Company and certain of its stockholders (the "Restated Stockholders' Agreement), including Limited Direct Associates, L.P. ("LDA") and Raphael Benaroya, the Chairman of the Board, President and Chief Executive Officer of the Company. LDA and Mr. Benaroya each has demand registration rights under the Restated Stockholders' Agreement to require the Company to prepare and file registration statements under the Securities Act of 1933, as amended (the "Securities Act"), with respect to a combined total of 3,100,000 outstanding shares of Common Stock. In addition, under the Restated Stockholders' Agreement, LDA, Mr. Benaroya and certain other stockholders have the right to participate on a "piggyback" basis in any future registration statements filed by the Company under the Securities Act to effect demand registration rights or to raise capital for itself through an offering of its equity securities, subject to the right of the underwriters of any such offering to limit the number of shares included in such registration on a "piggyback" basis. See "Incorporation of Certain Information by Reference."

         In addition to the demand registrations provided in the Restated Stockholders' Agreement, the Company has registered under the Securities Act 1,677,600 shares of Common Stock issuable under outstanding employee stock options (including those covered by the registration statement of which this Prospectus is a part) and 1,213,900 shares that were issued pursuant to the exercise of employee stock options and may not have been resold.

         The potential for sales of up to 5,991,500 shares of Common Stock under the registration statement of which this Prospectus is a part and the registration statements for other employee stock options and under the registration statements that may be filed pursuant to the exercise of demand registration rights and the obligation to include sales by certain stockholders on a "piggyback" basis in any future registration statements could impair the Company's future ability to raise capital through an offering of its equity securities by increasing the number and size of public offerings of Common Stock by sellers other than the Company.

Shares Eligible For Future Sale

         Any shares being sold by an "affiliate" of the Company (as that term is defined under the rules and regulations adopted under the Securities Act), by a donee of an "affiliate" or by a person who would be deemed to have been an "affiliate" at any time during the 90 days preceding a sale will be subject to the volume and manner of sale limitations in Rule 144 adopted under the Securities Act unless the sale has been registered under the Securities Act. See "Impact of Certain Registration Rights" and "Incorporation of Certain Information by Reference." A person who is not deemed to have been an "affiliate" at any time during the 90 days preceding a sale would be entitled to sell shares that are "restricted securities" under Rule 144 without regard to the volume and manner of sale limitations in Rule 144, provided that two years have elapsed since such shares have been acquired from the Company or an affiliate of the Company.

         Based on available information, the Company believes that all of its outstanding shares of Common Stock not held by its "affiliates" and their donees are eligible for sale without regard to the volume and manner of sale limitations in Rule 144.

         The Company can make no prediction as to the effect, if any, that sales of shares of Common Stock or the availability of shares of Common Stock for sale will have on the market price prevailing from time to time. Nevertheless, sales of substantial amounts of the Common Stock in the public market could adversely affect the market price of the Common Stock and could impair the Company's future ability to raise capital through an offering of its equity securities.

Renovating Computerized Systems and Replacing Embedded Technology

         The Company operates a nationwide chain of specialty apparel retail stores, imports a significant portion of its inventory, and makes proprietary credit cards available to its customers. The Company's operations are heavily dependent on date sensitive computerized systems and embedded technology, including (i) its management information systems, (ii) the technology, including microcontrollers, embedded in equipment at the Company's national distribution center, (iii) the system for issuing and processing a trade letter of credit for each of the Company's purchase orders used by the bank (the "Letter of Credit Provider") that finances the Company's purchases of inventory abroad and (iv) links to a bank (the "Credit Card Bank") to authorize purchases by customers using the Company's proprietary credit cards. The Company's headquarters uses a date sensitive voicemail system. The Company's headquarters and stores are leased and are generally affected by date sensitive embedded technology used to control heating and ventilation and lighting.

         Computer programs and embedded technology, including the programs and technology on which the Company's operations depend, often will mishandle data that includes a year after 1999 (referred to below as "Year 2000 risks").

         The mainframe operating systems used by the Company's vendor have been represented by the vendor to be Year 2000 compliant in all material respects.

         The Company's management information systems department (the "MIS Department") is renovating and validating the Company's applications software, systems software and hardware (collectively referred to below as "Systems") to accommodate dates after 1999. The MIS Department identified 275 projects to analyze and, if necessary, renovate and validate Systems to ensure that they are Year 2000 complaint. After being validated, Systems are implemented as part of each project. 251 projects have been completed in all material respects and 11 projects are underway.

         Integrated Year 2000 testing of substantially all the Systems that are essential to the Company's management information systems ("Essential Systems") and the mainframe operating systems was completed successfully. (There is no assurance, however, that the integrated testing revealed all Year 2000 risks.) The few remaining Essential Systems will be tested separately during the second quarter of Fiscal 1999. (The renovation, validation and testing of the Essential Systems is referred to below as the "Year 2000 Project.")




                                                                          (over)

         The Company has obtained representations from the manufacturers of the equipment that performs essential functions at the national distribution center to the effect that the equipment is Year 2000 compliant in all material respects. There is no assurance, however, that all the essential equipment at the national distribution center will function properly after 1999 or that any malfunctions that occur will not have a material adverse effect on the Company's logistics operations.

         The Letter of Credit Provider has advised the Company that its trade letter of credit system and telecommunications interfaces are Year 2000 complaint in all material respects. There is no assurance, however, that such system and interfaces will function properly after 1999.

         The Credit Card Bank has advised the Company that its credit card transaction processing system has been renovated and certified to be Year 2000 compliant in all material respects. The Credit Card Bank also stated that it has assessed its telecommunications interfaces for point of sale credit authorizations and is in the process of renovating them to make them Year 2000 compliant in all material respects by June 30, 1999. There is no assurance, however, that these processing systems and telecommunications interfaces will function properly after 1999 or that any malfunctions that occur will not have a material adverse effect on the Company's sales.

         The Company will replace its voicemail system in 1999 with one that is guaranteed to be Year 2000 compliant by the manufacturer.

         The Company believes that in most cases the embedded technology used in energy management systems to control heating and ventilation and lighting at its headquarters and its stores can quickly be bypassed manually in the event of a malfunction because of an inability to accommodate dates after 1999. There is no assurance, however, that any malfunctions that occur will not have a material adverse effect on the Company's operations.

         The Company does not have a project tracking system for the time that its associates spend on the Year 2000 Project. The Company's internal costs for the Year 2000 Project are principally the related payroll costs for the MIS Department, estimated to have been $0.7 million from February 3, 1996 to January 30, 1999, of which $0.5 million is estimated to have been expensed in Fiscal 1998. The cost of special purchases for the Year 2000 Project was approximately $0.6 million, substantially all of which was incurred in Fiscal 1998. Amounts equal to the internal and external costs of the Year 2000 Project, however, probably would have been spent on other software development projects, if the Year 2000 Project had not been necessary. Other software development projects deferred because of the Year 2000 Project probably would have improved the Company's operational efficiency but management does not believe that any of the deferred operational improvements would have been material to its operations.

         Budgeted MIS Department payroll costs and special purchases for the Year 2000 Project, including a voicemail system, in Fiscal 1999 are not material in relation to the Company's general, administrative and store operating expenses in Fiscal 1998. However, there is no assurance that unexpected additional costs will not be incurred.

         The inability of computerized systems and embedded technology in general to accommodate dates after 1999 may cause disruptions in the United States and abroad in the telecommunications, banking, credit card, transportation, utilities and apparel manufacturing industries and in government services. If such disruptions occur, they could have a material adverse effect on the entire specialty apparel retail industry, including the Company. The Company has not assessed industry-wide Year 2000 risks that are not unique to the Company's operations. The Company's contingency plan for Year 2000 risks that might affect the entire industry is to have multiple, geographically diverse vendors of each major category of goods, to the extent feasible. The Company will address industry-wide Year 2000 risks on an ad hoc basis as problems arise, principally by shifting purchase orders to vendors that are less troubled by Year 2000 problems than their competitors. There is no assurance, however, that any vendors will be Year 2000 compliant.

         The Company intends to renovate and validate its Essential Systems to make them Year 2000 compliant in all material respects, if testing shows that they are not already compliant in all material respects. The Company also intends to ensure that the heating and ventilation and lighting at its headquarters will be Year 2000 compliant. There is no commercially viable alternative course of action, so the Company will not develop contingency plans for prolonged failure of its Essential Systems and lengthy constructive eviction from its headquarters. Such Systems failure and constructive eviction would have a material adverse effect on the Company's results of operations, net cash provided from operating activities and financial condition.

         The Company's contingency plan for Year 2000 risks at its national distribution center is to replace as quickly as possible any essential equipment that malfunctions because of inability to accommodate dates after 1999. There is no assurance, however, that Year 2000 compliant replacement equipment will be available.

         The Company's contingency plan with respect to the unavailability of a trade letter of credit for each of the Company's purchase orders is to deliver blanket trade letters of credit to the Company's major foreign vendors, by courier, if necessary. (A blanket trade letter of credit would finance all Company purchase orders to be given to the vendor.)

         The Company's contingency plan with respect to downtime in proprietary credit card operations by the Credit Card Bank is to continue credit sales on the Company's own account with its own systems until the Credit Card Bank resumes operations or is replaced by another bank. While other banks would be available to replace the Credit Card Bank, there is no assurance that any bank will be Year 2000 compliant.

         The Company has contingency plans with respect to heating and ventilation and lighting controls in its stores that have malfunctioned because of an inability to accommodate dates after 1999. For stores located in strip shopping centers, the Company will arrange as quickly as possible for local maintenance contractors to bypass manually any controls that have malfunctioned. There is no assurance, however, that local maintenance contractors will have time available to bypass controls that have malfunctioned. For stores located in malls and downtown shopping districts, the Company will promptly notify landlords of systems that have malfunctioned and request immediate restoration of service. There is no assurance, however, that landlords will be able to restore service. In the case of any unheated stores that have lights, the Company will also ask store managers to keep the stores open if weather conditions permit.

         There is no assurance that the Company's contingency plans will diminish the possible adverse consequences of Year 2000 risks.

                                                                          (over)

         The Company believes that a reasonably likely worst case scenario resulting from Year 2000 risks that are unique to its operations would be a decline in net sales for the fourth quarter of Fiscal 1999 having a material adverse effect on the Company's results of operations and net cash provided from operating activities for that quarter but not on the Company's financial condition. While management does not believe that such risks will have a material adverse effect on the Company's operations in Fiscal 2000, there is no assurance that such risks will not have such a material adverse effect, regardless of the Company's remediation efforts and contingency plans. Further, there is no assurance that Year 2000 risks that affect the entire specialty apparel retail industry, and not just the Company, will not have a material adverse effect on the Company's operations in Fiscal 1999 and Fiscal 2000.

         The preceding paragraphs contain forward-looking information under the 1995 Private Securities Litigation Reform Act, which is subject to the uncertainties and other risk factors referred to under the caption "External Influences."

                                EXECUTIVE OFFICES

         The executive offices of the Company are located at 365 West Passaic Street, Rochelle Park, New Jersey 07662 (telephone no. (201) 845-0880).

                              PLAN OF DISTRIBUTION

         The Selling Stockholders will offer shares of Common Stock for sale from time to time on the NASDAQ National Market System through their respective brokers and may also offer shares for sale in private transactions.

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

         The documents listed in (a) through (c) below are incorporated by reference in this Prospectus; and all documents subsequently filed by the Company and any of the Selling Stockholders pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act and all Form 4 Statements of Change in Beneficial Ownership filed by any of the Selling Stockholders after the date of this Prospectus prior to the termination of the offering shall be deemed to be incorporated by reference in this Prospectus and to be part hereof from the date of filing of such documents:

         (a) the Company's Annual Report on Form 10-K (including information incorporated therein by reference) for the year ended January 30, 1999 filed with the Commission;

         (b) all reports filed with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act after January 30, 1999; and

         (c) the description of the Company's Common Stock, par value $.001 per share, contained in its Form 8-A (Registration Number 0-19774) filed with the Commission on January 2, 1992, including any amendment or report filed for the purpose of updating such description.

                                 USE OF PROCEEDS

         All shares of Common Stock offered hereby are being offered by the Selling Stockholders. The Company will not receive any of the proceeds from the sale of such shares.

         The exercise price of any employee stock options exercised by Selling Stockholders will be used by the Company for general corporate purposes.

                            VALIDITY OF COMMON STOCK

         The validity of the shares of Common Stock being sold in the offering is being passed upon by Kenneth P. Carroll, Esq., the Company's Senior Vice President-General Counsel. Mr. Carroll holds employee stock options to purchase 65,000 shares of Common Stock under the Restated 1990 Stock Option Plan and to purchase 60,000 shares of Common Stock under the Restated 1996 Stock Option Plan. The shares of Common Stock issuable upon the exercise of stock options under the Restated 1996 Stock Option Plan held by Mr. Carroll are included in the offering (see "Selling Stockholders"). Mr. Carroll is the beneficiary of retirement trusts that hold 16,013 shares of Common Stock for his account.

                                     EXPERTS

         The consolidated balance sheets of the Company as of January 30, 1999 and January 31, 1998 and the related consolidated statements of income, cash flows and stockholders' equity for each of the three fiscal years ended January 30, 1999 have been incorporated in this Prospectus in reliance on the reports of PricewaterhouseCoopers L.L.P., independent accountants, and on the authority of that firm as experts in accounting and auditing.


                                                                          (over)

                              SELLING STOCKHOLDERS

         The following table sets forth the beneficial ownership of the Company's Common Stock by each Selling Stockholder, both as of May 14, 1999 and after the sale of the shares of Common Stock offered hereby, and the number of shares available for sale in the offering, whether or not the Selling Stockholder has a present intention to sell. All information was determined in accordance with Rule 13d-3 under the Exchange Act based on information furnished by the Selling Stockholder.

                                        Beneficial Ownership         Offered for         Beneficial Ownership
                                         Before Offering(1)             Sale(2)             After Offering
                                        --------------------         -----------         --------------------

Name and Title of                      Number of                       Number of       Number of
Selling Stockholder                      Shares           Percent       Shares           Shares         Percent
--------------------                 -------------        -------     ----------       ---------        -------
Raphael Benaroya                     2,572,643 (3)         19.1%       1,187,500       1,385,143          10.5%
  Chairman of the Board,
  President and Chief
  Executive Officer

George R. Remeta                       505,888 (4)          3.8%         240,625         265,263           2.0%
  Vice Chairman,
  Chief Financial Officer
  and Secretary

Kenneth P. Carroll                      69,013 (5)           *            60,000           9,013            *
  Senior Vice President -
  General Counsel

Ellen Demaio                            32,400 (6)           *            32,000             400            *
  Senior Vice President -
  Merchandise

Raymond W. Brown                         1,500 (7)           *             7,500             -0-
  Vice President -
  Associate Services

-----------------------
* Less than 1%

(1) Includes shares issuable upon the exercise of stock options that are vested or are scheduled to become vested within 60 days in accordance with their terms.
(2) Represents all shares issuable upon the exercise of stock options included in the Registration Statement of which this Prospectus is a part, whether or not presently vested, and outstanding shares so included.
(3) Includes 394,706 shares which may be acquired within 60 days by the exercise of stock options.
(4) Includes 164,000 shares which may be acquired within 60 days by the exercise of stock options and certain shares held jointly with his wife.
(5) Includes 53,000 shares which may be acquired within 60 days by the exercise of stock options.
(6) Consists of 32,400 shares which may be acquired within 60 days by the exercise of stock options.
(7) Consists of 1,500 shares which may be acquired within 60 days by the exercise of stock options.

                                        Beneficial Ownership         Offered for         Beneficial Ownership
                                         Before Offering(1)             Sale(2)             After Offering
                                        --------------------         -----------         --------------------

Name and Title of                      Number of                       Number of       Number of
Selling Stockholder                      Shares           Percent       Shares           Shares         Percent
--------------------                 -------------        -------     ----------       ---------        -------
Kevin Burke                              -0-                               5,000             -0-
  Vice President -
  Footwear

Carrie Cline-Tunick                      -0-                              32,000             -0-
  Vice President -
  Product Design and
  Development

Julie L. Daly                          10,600 (8)           *             13,000             -0-
  Vice President -
  Strategic Planning

--------------------------

* Less than 1%

(8) Consists of 10,600 shares which may be acquired within 60 days by the exercise of stock options.
                                                                          (over)

                                        Beneficial Ownership         Offered for         Beneficial Ownership
                                         Before Offering(1)             Sale(2)             After Offering
                                        --------------------         -----------         --------------------

Name and Title of                      Number of                       Number of       Number of
Selling Stockholder                      Shares           Percent       Shares           Shares         Percent
--------------------                 -------------        -------     ----------       ---------        -------
Kent Frauenberger                      18,054 (9)           *             10,000           8,054           *
  Vice President -
  Logistics

Jon Grossman                           21,088 (10)          *             15,000           6,088           *
  Vice President -
  Finance

Charles E. Naff                        10,000               *             30,000             -0-
  Vice President -
  Sales

Bradley Orloff                         17,000 (11)          *              5,000          12,000           *
  Vice President -
  Marketing

Robert Portante                        32,443 (12)          *              5,000          27,443           *
  Vice President -
  MIS

Fredric E. Stern                       35,000 (13)          *              5,000          30,000           *
  Vice President -
  Controller

Joseph A. Alutto                       15,250 (9)           *              6,000           9,250           *
  Director

Russell Berrie                         39,000 (9)           *              6,000          33,000           *
  Director

Joseph Ciechanover                      6,000 (14)          *              6,000             -0-
  Director

Ilan Kaufthal                          79,000 (9)           *              6,000          73,000           *
  Director                                    (15)

Vincent Langone                        32,000 (16)          *              6,000          26,000           *
   Director                            ------                              -----

Total                               3,496,879 (17)        25.2%        1,677,625
                                    ========= ====                     =========


-----------------
* Less than 1%
(9) Includes 14,000 shares which may be acquired within 60 days by the exercise of stock options.
(10) Includes 11,000 shares which may be acquired within 60 days by the exercise of stock options.
(11) Consists of 17,000 shares which may be acquired within 60 days by the exercise of stock options.
(12) Includes 13,000 shares which may be acquired within 60 days by the exercise of stock options.
(13) Includes 10,000 shares which may be acquired within 60 days by the exercise of stock options.
(14) Includes 4,200 shares which may be acquired within 60 days by the exercise of stock options.
(15) Excludes shares held by Schroder Wertheim & Co. Incorporated, of which Mr. Kaufthal is a Vice Chairman, and as to which he disclaims beneficial ownership. The outstanding shares owned beneficially are held jointly with his wife.
(16) Includes 9,000 shares which may be acquired within 60 days by the exercise of stock options. Also includes 400 shares held by a partnership, as to which he disclaims beneficial ownership.
(17) Includes 776,806 shares which may be acquired within 60 days by the exercise of stock options

         Messrs. Benaroya, Remeta, Carroll and Grossman are officers of the Company. The other officers listed are officers of operating subsidiaries of the Company. The Directors listed, the Chairman of the Board and the Vice Chairman are Directors of the Company.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents By Reference.

         The documents listed in (a) through (c) below are incorporated by reference in this registration statement; and all documents subsequently filed by the Corporation and any of the Selling Stockholders pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and all Form 4 Statements of Change in Beneficial Ownership filed by any of the Selling Stockholders, prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents.

         (a) The Corporation's Annual Report on Form 10-K (including information incorporated therein by reference) for the year ended January 30, 1999 filed with the Commission.

         (b) All reports filed with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act after January 30, 1999.

         (c) The description of the Corporation's Common Stock, par value $.001 per share, contained in the Corporation's Form 8-A (Registration Number 0-19774) filed with the Commission on January 2, 1992, including any amendment or report filed for the purpose of updating such description.

Item 4.  Description of Securities.

         Not Applicable.

Item 5.  Interests of Named Experts and Counsel.

         The validity of the shares of Common Stock being sold in the offering is being passed upon by Kenneth P. Carroll, Esq., the Company's Senior Vice President-General Counsel. Mr. Carroll holds employee stock options to purchase 65,000 shares of Common Stock under the Restated 1990 Stock Option Plan and to purchase 60,000 shares of Common Stock under the Restated 1996 Stock Option Plan. The shares of Common Stock issuable upon the exercise of stock options under the Restated 1996 Stock Option Plan held by Mr. Carroll are included in the offering (see "Selling Stockholders"). Mr. Carroll is the beneficiary of retirement trusts that hold 16,013 shares of Common Stock for his account.

                                                                          (over)

Item 6.  Indemnification of Directors and Officers.

         Section 145 of the General Corporation Law of the State of Delaware empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, has no reasonable cause to believe his conduct was unlawful.

         In the case of an action by or in the right of the corporation, Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit in any of the capacities set forth above against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that indemnification is not permitted in respect of any claim, issue or matter as to which such person is adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court deems proper. Section 145 further provides: that a Delaware corporation is required to indemnify a present or former director, officer, employee or agent against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with any action, suit or proceeding or in defense of any claim, issue or matter therein as to which such person has been successful on the merits or otherwise; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that indemnification provided for by Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person's heirs, executors and administrators. A Delaware corporation may provide indemnification only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct. Such determination is to be made with respect to a person who is an officer or director at the time of determination (i) by the board of directors by majority vote of directors who were not party to such action, suit or proceeding, even though less than a quorum, (ii) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion or (iv) by the stockholders.

         The By-laws of the Corporation provide for indemnification of directors and officers of the Corporation to the fullest extent permitted by law, as now in effect or later amended. The By-laws also provide that expenses incurred by an officer or director in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of final disposition upon receipt of an undertaking by or on behalf of such person to repay such amount if it ultimately is determined that he is not entitled to be indemnified by the Corporation. The By-laws further provide that such indemnification provisions are not exclusive.

         Additionally, the Corporation's Certificate of Incorporation eliminates the personal liability of the Corporation's directors to the fullest extent permitted by the provisions of Section 102 of the Delaware General Corporation Law, as the same may be amended and supplemented.

         The Corporation carries a directors' and officers' insurance policy that provides indemnification to its officers and directors under certain circumstances.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

         The following exhibits are filed as a part of this registration statement:

4.  Instruments Defining the Rights of Security Holders.

         4.1 Articles FOURTH and SIXTH of the Amended and Restated Articles of Incorporation of the Corporation are incorporated herein by reference to Exhibit
3.1 to the Corporation's Form S-1 Registration Statement (Registration Number 33-44499).

5.  Opinion re Legality.

         5.1 Opinion of Kenneth P. Carroll, Esq. as to the legality of the shares of Common Stock registered hereunder (previously filed as part of this registration statement).

23.  Consent of Experts and Counsel.

         23.1 Consent of PricewaterhouseCoopers L.L.P. is incorporated herein by reference to Exhibit 23.1 to the Corporation's Annual Report on Form 10-K for the year ended January 30, 1999.

         23.2 Consent of Kenneth P. Carroll, Esq. as set forth as part of
Exhibit 5.1 above.



                                                                          (over)

         The following exhibits to the Corporation's Annual Report on Form 10-K for the year ended January 30, 1999 are incorporated herein by reference:

         Number in Filing          Description
         ----------------          -----------

         10.1                      Amendment, dated March 29, 1999, to Financing
                                   Agreement among the Corporation, United
                                   Retail Incorporated and The CIT
                                   Group/Business Credit, Inc. ("CIT")
         13                        Sections of 1998 Annual Report to
                                   Stockholders (including opinion of
                                   Independent Public Accountants) that are
                                   incorporated by reference in response to the
                                   items of the Annual Report on Form 10-K
         21                        Subsidiaries of the Corporation

          The form of Additional Options set forth as the Appendix to the Corporation's proxy statement on Schedule 14A for its 1998 annual meeting of stockholders is incorporated herein by reference.*

         The following exhibits to the Corporation's Quarterly Report on Form 10-Q for the period ended October 31, 1998 are incorporated herein by reference:

         Number in Filing          Description
         ----------------          -----------
         10.1*                     Employment Agreement, dated November 20,
                                   1998, between the Corporation and Raphael
                                   Benaroya
         10.2*                     Employment Agreement, dated November 20,
                                   1998, between the Corporation and George R.
                                   Remeta
         10.3*                     Employment Agreement, dated November 20,
                                   1998, between the Corporation and Kenneth P.
                                   Carroll
         10.4*                     Employment Agreement, dated March 26, 1998,
                                   between the Corporation and Carrie
                                   Cline-Tunick and amendment thereto.

         The following exhibits to the Corporation's Quarterly Report on Form 10-Q for the period ended May 2, 1998 are incorporated herein by reference:

         Number in Filing          Description
         ----------------          -----------
         10.1*                     1998 Stock Option Agreement, dated May 21,
                                   1998, between the Corporation and Raphael
                                   Benaroya
         10.2*                     1998 Stock Option Agreement, dated May 21,
                                   1998, between the Corporation and George R.
                                   Remeta

          The following exhibits to the Corporation's Annual Report on Form 10-K for the year ended January 31, 1998 are incorporated herein by reference:

         Number in Filing          Description
         ----------------          -----------

         4.1                       Amended By-Laws of the Corporation
         10.1 Restated Stockholders' Agreement, dated December 23, 1992, between the Corporation and certain of its stockholders and Amendment No. 1, Amendment No. 2 and Amendment No. 3 thereto
         10.2 Private Label Credit Program Agreement, dated January 27, 1998, between the Corporation, United Retail Incorporated and World Financial Network National Bank (Confidential portions have been deleted and filed separately with the Secretary of the Commission)
         10.4*                     Restated 1990 Stock Option Plan as of March
                                   6, 1998
         10.5*                     Restated 1990 Stock Option Plan as of May 28,
                                   1996
         10.6*                     Restated 1996 Stock Option Plan as of March
                                   6, 1998
         10.7*                     Restated 1989 Performance Option Plan as of
                                   May 6, 1998

         The following exhibit to the Corporation's Quarterly Report on Form 10-Q for the period ended November 1, 1997 is incorporated herein by reference:

         Number in Filing          Description
         ----------------          -----------
         10.1                      Amendment, dated September 15, 1997, to
                                   Financing Agreement among the Corporation,
                                   United Retail Incorporated and CIT

         The following exhibits to the Corporation's Quarterly Report on Form 10-Q for the period ended August 2, 1997 are incorporated herein by reference:

         Number in Filing          Description
         ----------------          -----------

         10.1 Financing Agreement, dated August 15, 1997, among the Corporation, United Retail Incorporated and CIT
         10.2*                     Amendment No. 1 to Restated Supplemental
                                   Retirement Savings Plan


                                                                          (over)

          The following exhibit to the Corporation's Quarterly Report on Form 10-Q for the period ended November 2, 1996 is incorporated herein by reference:

         Number in Filing          Description
         ----------------          -----------

         10.1*                     Restated Supplemental Retirement Savings Plan

          The following exhibit to the Corporation's Quarterly Report on Form 10-Q for the period ended May 4, 1996 is incorporated herein by reference:

         Number in Filing          Description
         ----------------          -----------

         10.3 Amended and Restated Term Sheet Agreement for Hosiery, dated as of December 29, 1995, between The Avenue, Inc. and American Licensing Group, Inc. (Confidential portions have been deleted and filed separately with the Secretary of the Commission)

          The following exhibits to the Corporation's Amended Current Report on Form 8-KA, dated May 22, 1995, are incorporated herein by reference:

         Number in Filing          Description
         ----------------          -----------

         10.1 Amended and Restated Gloria Vanderbilt Intimate Apparel Sublicense Agreement, dated May 22, 1995, between United Retail Incorporated and American Licensing Group Limited Partnership ("ALGLP")
         10.2 Gloria Vanderbilt Sleepwear Sublicense Agreement, dated May 22, 1995, between United Retail Incorporated and ALGLP

          The following exhibit to the Corporation's Annual Report on Form 10-K for the year ended January 28, 1995 is incorporated herein by reference:

         Number in Filing          Description
         ----------------          -----------

         10.1*                     Incentive Compensation Program Summary

         The following exhibits to the Corporation's Registration Statement on Form S-1 (Registration No. 33-44499), as amended, are incorporated herein by reference:

         Number in Filing          Description
         ----------------          -----------

         3.1                       Amended and Restated Certificate of
                                   Incorporation of the Corporation
         4.1                       Specimen Certificate for Common Stock of the
                                   Corporation
         10.2.1 Software License Agreement, dated as of April 30, 1989, between The Limited Stores, Inc. and Sizes Unlimited, Inc. (now known as United Retail Incorporated)
         10.2.2 Amendment to Software License Agreement, dated December 10, 1991
         10.7 Amended and Restated Gloria Vanderbilt Hosiery Sublicense Agreement, dated as of April 30, 1989, between American Licensing Group, Inc. (Licensee) and Sizes Unlimited, Inc. (Sublicensee)
         10.12 Amended and Restated Master Affiliate Sublease Agreement, dated as of July 17, 1989, among Lane Bryant, Inc., Lerner Stores, Inc. (Landlord) and Sizes Unlimited, Inc. (Tenant) and Amendment thereto, dated July 17, 1989
         10.33* 1991 Stock Option Agreement, dated November 1, 1991, between the Corporation and Raphael Benaroya
         10.34* 1991 Stock Option Agreement, dated November 1, 1991, between the Corporation and George
                                   R. Remeta
         10.38 Management Services Agreement, dated August 26, 1989, between American Licensing Group, Inc. and ALGLP
         10.39 First Refusal Agreement, dated as of August 31, 1989, between the Corporation and ALGLP

------------------------
         *A compensatory plan for the benefit of the Corporation's management or a management contract.

Item 9.  Undertakings.

         (a) The undersigned Corporation hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                                                                          (over)

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                  (iii) To including any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Corporation pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Corporation hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Corporation's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Corporation pursuant to the foregoing provisions, or otherwise, the Corporation has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Corporation of expenses incurred or paid by a director, officer or controlling person of the Corporation in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Corporation will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES
The Registrant.

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rochelle Park, State of New Jersey, on the 1st day of June, 1999.
                                  UNITED RETAIL GROUP, INC.
                                  (Registrant)

                                   By: /s/RAPHAEL BENAROYA
                                       ----------------------------------------
                                       Raphael Benaroya, Chairman of the Board,
                                       President and Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed below by the following persons in the capacities indicated on the 1st day of June, 1999.

Signature                             Title                   Signature                               Title
---------                             -----                   ---------                               ------
/s/RAPHAEL BENAROYA                   Chairman of the         /s/JOSEPH CIECHANOVER*                  Director
-------------------                   Board, President,       ----------------------
Raphael Benaroya                      Chief Executive         Joseph Ciechanover
                                      Officer and Director


/s/GEORGE R. REMETA                   Vice Chairman of the    ------------------                      Director
-------------------                   Board, Chief            Michael Goldstein
George R. Remeta                      Financial Officer,
                                      Secretary and
                                      Director                /s/ILAN KAUFTHAL*                       Director
                                                              ------------------
                                                              Ilan Kaufthal
/s/JON GROSSMAN                       Vice President -
---------------                       Finance and Chief
Jon Grossman                          Accounting Officer

                                                              /s/VINCENT P. LANGONE*                  Director
/s/JOSEPH A. ALUTTO*                  Director                ----------------------
--------------------                                          Vincent P. Langone
Joseph A. Alutto

--------------------                  Director                /s/RICHARD W. RUBENSTEIN*               Director
Russell Berrie                                                -------------------------
                                                              Richard W. Rubenstein


*By /s/GEORGE R. REMETA
    -------------------
    George R. Remeta, as attorney-in-fact, pursuant to Power of Attorney filed with the registration statement on February 27, 1998.


S-8 Amendment No. 2

                                  EXHIBIT LIST

         The following exhibits are filed as a part of this registration statement:

4.  Instruments Defining the Rights of Security Holders.

         4.1 Articles FOURTH and SIXTH of the Amended and Restated Articles of Incorporation of the Corporation are incorporated herein by reference to Exhibit
3.1 to the Corporation's Form S-1 Registration Statement (Registration Number 33-44499).

5.  Opinion re Legality.

         5.1 Opinion of Kenneth P. Carroll, Esq. as to the legality of the shares of Common Stock registered hereunder (previously filed as part of this registration statement).

23.  Consent of Experts and Counsel.

         23.1 Consent of PricewaterhouseCoopers L.L.P. is incorporated herein by reference to Exhibit 23.1 to the Corporation's Annual Report on Form 10-K for the year ended January 30, 1999.

         23.2  Consent of Kenneth P. Carroll, Esq. as set forth as part of
Exhibit 5.1 above.

         The following exhibits to the Corporation's Annual Report on Form 10-K for the year ended January 30, 1999 are incorporated herein by reference:

         Number in Filing          Description
         ----------------          -----------

         10.1                      Amendment, dated March 29, 1999, to Financing
                                   Agreement among the Corporation, United
                                   Retail Incorporated and The CIT
                                   Group/Business Credit, Inc. ("CIT")
         13                        Sections of 1998 Annual Report to
                                   Stockholders (including opinion of
                                   Independent Public Accountants) that are
                                   incorporated by reference in response to the
                                   items of the Annual Report on Form 10-K
         21                        Subsidiaries of the Corporation

          The form of Additional Options set forth as the Appendix to the Corporation's proxy statement on Schedule 14A for its 1998 annual meeting of stockholders is incorporated herein by reference.*



                                                                          (over)

         The following exhibits to the Corporation's Quarterly Report on Form 10-Q for the period ended October 31, 1998 are incorporated herein by reference:

         Number in Filing          Description
         ----------------          -----------

         10.1* Employment Agreement, dated November 20, 1998, between the Corporation and Raphael Benaroya
         10.2* Employment Agreement, dated November 20, 1998, between the Corporation and George R. Remeta
         10.3* Employment Agreement, dated November 20, 1998, between the Corporation and Kenneth P. Carroll
         10.4* Employment Agreement, dated March 26, 1998, between the Corporation and Carrie Cline-Tunick and amendment thereto.

         The following exhibits to the Corporation's Quarterly Report on Form 10-Q for the period ended May 2, 1998 are incorporated herein by reference:

         Number in Filing          Description
         ----------------          -----------

         10.1* 1998 Stock Option Agreement, dated May 21, 1998, between the Corporation and Raphael Benaroya
         10.2* 1998 Stock Option Agreement, dated May 21, 1998, between the Corporation and George R. Remeta

          The following exhibits to the Corporation's Annual Report on Form 10-K for the year ended January 31, 1998 are incorporated herein by reference:

         Number in Filing          Description
         ----------------          -----------

         4.1                       Amended By-Laws of the Corporation
         10.1 Restated Stockholders' Agreement, dated December 23, 1992, between the Corporation and certain of its stockholders and Amendment No. 1, Amendment No. 2 and Amendment No. 3 thereto
         10.2 Private Label Credit Program Agreement, dated January 27, 1998, between the Corporation, United Retail Incorporated and World Financial Network National Bank (Confidential portions have been deleted and filed separately with the Secretary of the Commission)
         10.4*                     Restated 1990 Stock Option Plan as of March
                                   6, 1998
         10.5*                     Restated 1990 Stock Option Plan as of May 28,
                                   1996
         10.6*                     Restated 1996 Stock Option Plan as of March
                                   6, 1998
         10.7*                     Restated 1989 Performance Option Plan as of
                                   May 6, 1998

         The following exhibit to the Corporation's Quarterly Report on Form 10-Q for the period ended November 1, 1997 is incorporated herein by reference:

         Number in Filing          Description
         ----------------          -----------

         10.1 Amendment, dated September 15, 1997, to Financing Agreement among the Corporation, United Retail Incorporated and CIT

         The following exhibits to the Corporation's Quarterly Report on Form 10-Q for the period ended August 2, 1997 are incorporated herein by reference:

         Number in Filing          Description
         ----------------          -----------

         10.1 Financing Agreement, dated August 15, 1997, among the Corporation, United Retail Incorporated and CIT
         10.2*                     Amendment No. 1 to Restated Supplemental
                                   Retirement Savings Plan

          The following exhibit to the Corporation's Quarterly Report on Form 10-Q for the period ended November 2, 1996 is incorporated herein by reference:

         Number in Filing          Description
         ----------------          -----------

         10.1*                     Restated Supplemental Retirement Savings Plan

          The following exhibit to the Corporation's Quarterly Report on Form 10-Q for the period ended May 4, 1996 is incorporated herein by reference:

         Number in Filing          Description
         ----------------          -----------

         10.3 Amended and Restated Term Sheet Agreement for Hosiery, dated as of December 29, 1995, between The Avenue, Inc. and American Licensing Group, Inc. (Confidential portions have been deleted and filed separately with the Secretary of the Commission)





                                                                          (over)

          The following exhibits to the Corporation's Amended Current Report on Form 8-KA, dated May 22, 1995, are incorporated herein by reference:

         Number in Filing          Description
         ----------------          -----------

         10.1 Amended and Restated Gloria Vanderbilt Intimate Apparel Sublicense Agreement, dated May 22, 1995, between United Retail Incorporated and American Licensing Group Limited Partnership ("ALGLP")
         10.2 Gloria Vanderbilt Sleepwear Sublicense Agreement, dated May 22, 1995, between United Retail Incorporated and ALGLP

          The following exhibit to the Corporation's Annual Report on Form 10-K for the year ended January 28, 1995 is incorporated herein by reference:

         Number in Filing          Description
         ----------------          -----------

         10.1*                     Incentive Compensation Program Summary

         The following exhibits to the Corporation's Registration Statement on Form S-1 (Registration No. 33-44499), as amended, are incorporated herein by reference:

         Number in Filing          Description
         ----------------          -----------

         3.1                       Amended and Restated Certificate of
                                   Incorporation of the Corporation
         4.1                       Specimen Certificate for Common Stock of the
                                   Corporation
         10.2.1 Software License Agreement, dated as of April 30, 1989, between The Limited Stores, Inc. and Sizes Unlimited, Inc. (now known as United Retail Incorporated)
         10.2.2 Amendment to Software License Agreement, dated December 10, 1991
         10.7 Amended and Restated Gloria Vanderbilt Hosiery Sublicense Agreement, dated as of April 30, 1989, between American Licensing Group, Inc. (Licensee) and Sizes Unlimited, Inc. (Sublicensee)
         10.12 Amended and Restated Master Affiliate Sublease Agreement, dated as of July 17, 1989, among Lane Bryant, Inc., Lerner Stores, Inc. (Landlord) and Sizes Unlimited, Inc. (Tenant) and Amendment thereto, dated July 17, 1989
         10.33* 1991 Stock Option Agreement, dated November 1, 1991, between the Corporation and Raphael Benaroya
         10.34* 1991 Stock Option Agreement, dated November 1, 1991, between the Corporation and George
                                   R. Remeta

         10.38 Management Services Agreement, dated August 26, 1989, between American Licensing Group, Inc. and ALGLP

         10.39 First Refusal Agreement, dated as of August 31, 1989, between the Corporation and ALGLP

------------------------

         *A compensatory plan for the benefit of the Corporation's management or a management contract.






S-8 Amendment No.2